Exhibit 99.1

Pacific Software Inc. Opens Hong Kong Office and Retains Chartered Financial Analyst for Chinese Business Operations

Toronto, Ontario– November 14, 2018 – Pacific Software, Inc. (OTC: PFSF) (“Pacific Software” or the “Company”), an emerging technology development corporation today announced that it has opened an office in Hong Kong and retained the services of Mr. Wallace Lo to serve on its Advisory Board and to oversee its business operations in China.

Mr. Lo brings a wealth of experience to the company and significant exposure to the investment community in Hong Kong. He serves as the Investment Director and Fund Manager for the Global Value Chain Investment Corporation. Mr. Lo is a Chartered Financial Analyst (CFA), an SFC Licensed Representative, holds a Bachelor of Economics from the University of Hong Kong and a Masters of Economics from University of Oxford in London. “We welcome Mr. Lo’s engagement as a valued member of the company given his strong credentials and investment acumen”, commented Harrysen Mittler CEO. “We anticipate that Mr. Lo could have a significant impact on our business development initiatives in China.”

The company is currently designing and building an e-commerce portal and trading platform scheduled for completion by December 31, 2018. The platform will provide a variety of services including; blockchain solutions, smart contracts, digital marketing, fintech, commodities search/match interface and other options for business users.

As a blockchain based solution, reassurance regarding the provenance, safety and quality of products delivered may save exporters significant time and resources in the event a product becomes subject to recall. As a result, an error free, tamper proof record covering the entire supply chain may be provided which could pinpoint the precise origin of any contamination, thereby enabling a narrow, focused and efficient recall of the affected products.

Additionally, management recently incorporated HyperSoft Ventures as a wholly owned subsidiary of the Company. This entity will host the e-commerce platform and onboard new clients as an Application Service Provider (ASP).

About Pacific Software

Pacific Software, Inc. (OTC: PFSF) is an emerging development technology corporation positioned for investments, mergers and acquisitions of software technologies and platforms. The Company is designing and developing an online B2B e-commerce trading platform focused on cross border transactions globally. Various services which may be offered include; international corporate registry, blockchain solutions, fintech, digital marketing, smart contracts, commodities search/match interface, advanced artificial intelligence and other options. The Company intends to be uniquely positioned to deliver B2B e-commerce trading solutions via its online portal for several key industries including: Agriculture; Opioids; Controlled Substance Management; Fertilizers; Chemicals; Cosmetics; Electronics and various types of Equipment. For additional information please visit www.pacificsoftwareinc.com.

Forward-Looking Statements

Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Pacific Software. and are difficult to predict. Examples of such risks and uncertainties include but are not limited to whether the hyperledger blockchain technology solutions will be well received or utilized. Additional examples of such risks and uncertainties include, but are not limited to (i) Pacific Software's ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Pacific Software’s ability to maintain existing, and secure additional, contracts with users of its solutions; (iii) Pacific Software’s ability to successfully expand in existing markets and enter new markets; (iv) Pacific Software’s ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Pacific Software’s business; (viii) changes in government licensing and regulation that may adversely affect Pacific Software’s business; (ix) the risk that changes in consumer behavior could adversely affect Pacific Software’s business; (x) Pacific Software’s ability to protect its intellectual property; (xi) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent quarterly report on filed by Pacific Software with the Securities and Exchange Commission. Pacific Software anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Pacific Software assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

 Contact:

Pacific Software, Inc.

info@pacificsoftwareinc.com

+1 914 564 2430

Corporate Communications Contact:

NetworkNewsWire (NNW)

New York, New York

www.NetworkNewsWire.com

212.418.1217 Office 1

Editor@NetworkNewsWire.com